Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Gulf Resources, Inc. and its subsidiaries (the “Company”) on Form S-8 of our report dated March 13, 2015, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Morison Cogen LLP

Morison Cogen LLP
Bala Cynwyd, Pennsylvania
October 30, 2015